Exhibit 2.01
Exhibit 2.01 – Our payments to governments
BHP has prepared this information on the basis set out in the Basis of Report preparation and Glossary sections of the Economic Contribution Report.
Payments made by country and level of government

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	6,708.2	245.9	6,954.1	3,721.5	51.2	11.1	10,737.9	477.1	11,215.0
Australia	5,287.0	—	5,287.0	3,720.0	32.6	10.1	9,049.7	417.0	9,466.7
Australian Taxation Office	5,287.0	—	5,287.0	—	—	—	5,287.0	31.6	5,318.6
Central Highlands Regional Council (Queensland)	—	—	—	—	—	—	—	4.1	4.1
City of Kalgoorlie-Boulder (Western Australia)	—	—	—	—	—	—	—	0.2	0.2
City of Rockingham (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
Coal Mining Industry Long Service	—	—	—	—	—	—	—	22.8	22.8
Isaac Regional Council (Queensland)	—	—	—	—	—	—	—	8.3	8.3
Mackay Regional Council (Queensland)	—	—	—	—	—	—	—	0.5	0.5
Municipal Council of Roxby Downs (South Australia)	—	—	—	—	—	—	—	1.3	1.3
Muswellbrook Shire Council (New South Wales)	—	—	—	—	—	0.1	0.1	2.8	2.9
Shire of Ashburton (Western Australia)	—	—	—	—	—	—	—	0.6	0.6
Shire of Dundas (Western Australia)	—	—	—	—	—	—	—	0.1	0.1
Shire of East Pilbara (Western Australia)	—	—	—	—	—	—	—	4.8	4.8
Shire of Leonara (Western Australia)	—	—	—	—	—	—	—	0.9	0.9
Shire of Wiluna (Western Australia)	—	—	—	—	—	—	—	1.2	1.2
State of New South Wales	—	—	—	178.4	2.7	—	181.1	9.1	190.2
State of Queensland	—	—	—	1,363.4	1.5	—	1,364.9	80.3	1,445.2
State of South Australia	—	—	—	138.8	5.6	—	144.4	39.3	183.7
State of Victoria	—	—	—	—	—	—	—	7.9	7.9
State of Western Australia	—	—	—	2,039.4	22.1	10.0	2,071.5	182.6	2,254.1
Town of Port Hedland (Western Australia)	—	—	—	—	—	—	—	17.0	17.0
Other Australian Governments	—	—	—	—	0.7	—	0.7	1.5	2.2
Brazil	55.9	—	55.9	1.5	0.1	—	57.5	17.5	75.0
Federal Tax Revenue Ministry	55.9	—	55.9	—	0.1	—	56.0	17.5	73.5
National Mining Agency	—	—	—	1.5	—	—	1.5	—	1.5

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Canada	13.3	—	13.3	—	8.5	1.0	22.8	5.9	28.7
Canada Revenue Agency	13.6	—	13.6	—	—	—	13.6	2.3	15.9
Finances Quebec	(0.1)	—	(0.1)	—	—	0.3	0.2	0.1	0.3
Government of British Columbia	(0.2)	—	(0.2)	—	—	—	(0.2)	—	(0.2)
Government of Saskatchewan	—	—	—	—	8.5	—	8.5	0.1	8.6
Rural Municipality of Leroy (Saskatchewan)	—	—	—	—	—	0.1	0.1	3.1	3.2
Rural Municipality of Prairie Rose (Saskatchewan)	—	—	—	—	—	0.2	0.2	0.1	0.3
Rural Municipality of Usborne	—	—	—	—	—	0.4	0.4	—	0.4
Other Canadian Governments	—	—	—	—	—	—	—	0.2	0.2
Chile 1	1,179.6	245.9	1,425.5	—	9.3	—	1,434.8	28.2	1,463.0
Servicio De Impuestos Internos	1,179.6	245.9	1,425.5	—	9.3	—	1,434.8	28.2	1,463.0
China	7.1	—	7.1	—	—	—	7.1	—	7.1
China Tax Bureau	7.1	—	7.1	—	—	—	7.1	—	7.1
Ecuador	—	—	—	—	—	—	—	0.2	0.2
Instituto Ecuatoriano de Seguridad Social	—	—	—	—	—	—	—	0.2	0.2
India	0.1	—	0.1	—	—	—	0.1	—	0.1
Income Tax Department	0.1	—	0.1	—	—	—	0.1	—	0.1
Japan	0.3	—	0.3	—	—	—	0.3	—	0.3
National Tax Agency	0.3	—	0.3	—	—	—	0.3	—	0.3
Malaysia	0.9	—	0.9	—	—	—	0.9	—	0.9
Inland Revenue Board	0.9	—	0.9	—	—	—	0.9	—	0.9
Netherlands	5.5	—	5.5	—	—	—	5.5	—	5.5
Tax and Customs Administration	5.5	—	5.5	—	—	—	5.5	—	5.5
Peru	19.8	—	19.8	—	—	—	19.8	0.2	20.0
National Superintendency of Customs and Tax Administration	19.8	—	19.8	—	—	—	19.8	0.2	20.0
Philippines	0.5	—	0.5	—	—	—	0.5	0.4	0.9
Bureau of Internal Revenue	0.3	—	0.3	—	—	—	0.3	0.4	0.7
Other Philippines Governments	0.2	—	0.2	—	—	—	0.2	—	0.2
Singapore	41.0	—	41.0	—	—	—	41.0	—	41.0
Inland Revenue Authority of Singapore	41.0	—	41.0	—	—	—	41.0	—	41.0
Switzerland	2.5	—	2.5	—	—	—	2.5	—	2.5
Canton of Zug	2.5	—	2.5	—	—	—	2.5	—	2.5
United Kingdom	20.4	—	20.4	—	—	—	20.4	4.1	24.5
City of Westminster	—	—	—	—	—	—	—	1.0	1.0

US$M	Corporate income tax	Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
HM Revenue & Customs	20.4	—	20.4	—	—	—	20.4	3.1	23.5
United States of America	74.3	—	74.3	—	0.7	—	75.0	3.6	78.6
Arizona Department of Revenue	—	—	—	—	0.1	—	0.1	—	0.1
Arizona State Land Department	—	—	—	—	0.1	—	0.1	—	0.1
Internal Revenue Service	—	—	—	—	—	—	—	2.8	2.8
State of New Mexico	(1.0)	—	(1.0)	—	—	—	(1.0)	—	(1.0)
U.S. Department of the Treasury	75.3	—	75.3	—	—	—	75.3	0.2	75.5
U.S. Nuclear Regulatory Commission	—	—	—	—	0.3	—	0.3	—	0.3
Utah State Tax Commission	—	—	—	—	0.1	—	0.1	—	0.1
Other US Governments	—	—	—	—	0.1	—	0.1	0.6	0.7
Figures are rounded to the nearest decimal point.

1.	Income and mining taxes are paid in Chile on a calendar year basis. However, for the purpose of this Report, taxes paid are included for BHP’s financial year (1 July 2023 to 30 June 2024).
For reference, income tax and specific tax on mining activities paid by Escondida for CY2023 amount to US$1,307.0 million.

Payments made by project

US$M	Corporate income tax		Royalty- related income tax	Total taxes paid	Royalties	Fees	Payments for infrastructure improvements	Total payments as defined by the UK Requirements	Other payments	Total payments to governments
Total payments to governments	6,708.2		245.9	6,954.1	3,721.5	51.2	11.1	10,737.9	477.1	11,215.0
Minerals Americas	1,265.5		245.9	1,511.4	1.5	17.9	0.7	1,531.5	51.6	1,583.1
BHP Billiton Brasil Ltda 1	52.9		—	52.9	—	0.1	—	53.0	17.5	70.5
Escondida	1,210.5		245.7	1,456.2	—	0.4	—	1,456.6	22.1	1,478.7
Other Copper	8.6		—	8.6	1.5	0.9	—	11.0	1.1	12.1
Pampa Norte	(33.2	) 2	0.2	(33.0)	—	8.0	—	(25.0)	5.4	(19.6)
Potash Canada	—		—	—	—	8.5	0.7	9.2	5.5	14.7
RAL Cayman Inc 3	26.7		—	26.7	—	—	—	26.7	—	26.7
Minerals Australia	5,621.7		—	5,621.7	3,720.0	32.2	10.1	9,384.0	340.0	9,724.0
BHP Mitsubishi Alliance 4	644.3		—	644.3	1,363.4	1.6	—	2,009.3	92.8	2,102.1
Copper South Australia	94.9		—	94.9	138.8	5.4	—	239.1	38.5	277.6
New South Wales Energy Coal	601.4		—	601.4	178.4	2.7	0.1	782.6	15.8	798.4
Other Coal	3.3		—	3.3	—	—	—	3.3	34.6	37.9
Western Australia Iron Ore	4,355.1		—	4,355.1	2,016.1	15.4	10.0	6,396.6	131.4	6,528.0
Western Australia Nickel	(77.3	) 2	—	(77.3)	23.3	7.1	—	(46.9)	26.9	(20.0)
Group and Unallocated	(179.0)		—	(179.0)	—	1.1	0.3	(177.6)	85.5	(92.1)
Commercial	23.5		—	23.5	—	—	—	23.5	—	23.5
Corporate 5	(196.6	) 2	—	(196.6)	—	0.1	—	(196.5)	84.6	(111.9)
Other	(5.9	) 2	—	(5.9)	—	1.0	0.3	(4.6)	0.9	(3.7)
Figures are rounded to the nearest decimal point.

1.	Holding company of Samarco equity accounted investment.
2.	Includes refunds in relation to prior periods.
3.	Holding company of Antamina equity accounted investment.
4.	Royalties, fees and other payments made by BM Alliance Coal Operations Pty Limited have been included in total payments to the extent of BHP’s ownership of the operating entity, being 50 per cent.
5.
The corporate income tax amount predominantly reflects the allocation of the Australian corporate income tax liability among members of the Australian tax consolidated group. For more information refer to Basis of Report preparation section.